Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2004, except for Note 18, as to which the date is March 31, 2004 relating to the consolidated financial statements, which appears in U.S. Concrete, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

December 20, 2004